Exhibit 99.1

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of Central Pacific Financial Corp., including all documents incorporated by reference herein, and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of Central Pacific Financial Corp., a Hawaii corporation, and to all references to me in such capacity.

/s/ Duane K. Kurisu
Duane K. Kurisu

March 30, 2011